                                                                   Exhibit 23.0

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in each of the five Registration Statements on Form S-8 (No. 33-52723, No. 33-14717, No. 33-51454, No. 33-34920 and No. 33-57082) and in each Prospectus constituting part of the two Registration Statements on Form S-3 (No. 33-40434 and No. 33-46947) of Mattel, Inc. and its subsidiaries of our report dated February 8, 1994, appearing on page 51 of the December 31, 1993 Annual Report to Shareholders which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 30 of the Company's Annual Report on Form 10-K.




/s/ PRICE WATERHOUSE
- -----------------------
Los Angeles, California
March 24, 1994